UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2016

Eiger BioPharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36183	33-0971591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Cambridge Avenue, Suite 350 Palo Alto, California	94306
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 272-6138

Celladon Corporation

12707 High Bluff Drive, Suite 200

San Diego, CA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 22, 2016, Eiger BioPharmaceuticals, Inc., formerly known as Celladon Corporation (the “Company”) completed its business combination with what was then known as “Eiger BioPharmaceuticals, Inc.” (“Eiger”) in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of November 18, 2015, by and among the Company, Celladon Merger Sub, Inc. (“Merger Sub”), and Eiger (the “Merger Agreement”), pursuant to which Merger Sub merged with and into Eiger, with Eiger surviving as a wholly owned subsidiary of the Company (the “Merger”). Also on March 22, 2016, in connection with, and prior to the completion of, the Merger, the Company effected a 15-for-1 reverse stock split of its common stock (the “Reverse Stock Split”), and immediately following the Merger, the Company changed its name to “Eiger BioPharmaceuticals, Inc.” Following the completion of the Merger, the business conducted by the Company became primarily the business conducted by Eiger, which is a clinical-stage biopharmaceutical company committed to bringing to market novel products for the treatment of Orphan diseases.

Under the terms of the Merger Agreement, the Company issued shares of its common stock to Eiger’s stockholders, at an exchange rate of approximately 0.0875 shares of common stock, after taking into account the Reverse Stock Split, in exchange for each share of Eiger common stock outstanding immediately prior to the Merger. The exchange rate was determined through arms’-length negotiations between the Company and Eiger. The Company also assumed all of the stock options outstanding under the Eiger 2009 Equity Incentive Plan, as amended (the “Eiger Plan”), with such stock options henceforth representing the right to purchase a number of shares of Company common stock equal to 0.0875 multiplied by the number of shares of Eiger common stock previously represented by such options. The Company also assumed the Eiger Plan.

Immediately after the Merger, there were approximately 7.0 million shares of the Company’s common stock outstanding. Immediately after the Merger, the former Eiger stockholders, warrantholders and optionholders owned approximately 78% of the fully-diluted common stock of the Company, with the Company’s stockholders and optionholders immediately prior to the Merger, whose shares of the Company’s common stock (including shares received upon the cancellation of existing options) remain outstanding after the Merger, owning approximately 22% of the fully-diluted common stock of the Company.

The issuance of the shares of the Company’s common stock to the former stockholders of Eiger was registered with the U.S. Securities and Exchange Commission (the “SEC”) on Registration Statements on Form S-4 (Reg. No. 333-208521) (the “Registration Statement”). Immediately prior to the Merger, Eiger issued and sold an aggregate of approximately $39.5 million of shares of Eiger common stock (the “Eiger Financing”), including the conversion of $6.0 million in outstanding convertible debt, to certain current stockholders of Eiger and certain new investors.

The Company’s shares of common stock listed on The NASDAQ Global Market, previously trading through the close of business on Tuesday March 22, 2016 under the ticker symbol “CLDN,” commenced trading on The NASDAQ Global Market, on a post-Reverse Stock Split adjusted basis, under the ticker symbol “EIGR” on Wednesday, March 23, 2016. The Company’s common stock has a new CUSIP number, 28249U 105.

The Merger Agreement is attached as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

As previously disclosed, at the special meeting of the Company’s stockholders held on March 21, 2016, the Company’s stockholders approved an amendment to the amended and restated certificate of incorporation of the Company to effect the 15-for-1 Reverse Stock Split of the Company’s common stock, and approved an amendment to the amended and restated certificate of incorporation of the Company to change the Company’s name from “Celladon Corporation” to “Eiger BioPharmaceuticals, Inc.”

On Mach 22, 2016, in connection with, and immediately prior to, the completion of the Merger, the Company filed the amendment to the amended and restated certificate of incorporation with the Secretary of State of the State of Delaware to effect the Reverse Stock Split. As a result of the Reverse Stock Split, the number of issued and outstanding shares of the Company’s common stock immediately prior to the Reverse Stock Split were reduced into a smaller number of shares, such that every 15 shares of the Company’s common stock held by a stockholder immediately prior to the Reverse Stock Split were combined and reclassified into one share of the Company’s common stock.

No fractional shares were issued in connection with the Reverse Stock Split. In accordance with the amendment to amended and restated certificate of incorporation, any fractional shares resulting from the Reverse Stock Split will be rounded down to the nearest whole number and each stockholder who would otherwise be entitled to a fraction of a share of common stock upon the Reverse Stock Split (after aggregating all fractions of a share to which such stockholder would otherwise be entitled) shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Company’s common stock on The NASDAQ Global Market on March 22, 2016.

Also on March 22, 2016, in connection with, and immediately following the Merger, the Company filed an amendment to the amended and restated certificate of incorporation with the Secretary of State of the State of Delaware to change the Company’s name from “Celladon Corporation” to “Eiger BioPharmaceuticals, Inc.”

The foregoing descriptions of the amendments to the amended and restated certificate of incorporation are not complete and are subject to and qualified in their entirety by reference to the amendments to the amended and restated certificate of incorporation, copies of which are attached as Exhibit 3.1 and Exhibit 3.2, respectively, hereto and are incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Pursuant to the Merger Agreement, all of the directors of the Company prior to the Merger, resigned as directors immediately prior to the effective time of the Merger. Prior to such resignation, the directors of the Company prior to the Merger appointed, effective as of the effective time of the Merger, six designees selected by Eiger, each to serve as directors in staggered classes agreed upon by the Company and Eiger prior to the completion of the Merger.

In accordance with the Merger Agreement, on March 22, 2016, immediately prior to the effective time of the Merger, Gregg Alton, Graham Cooper, Peter Honig and Michael Narachi (together, the “Prior Directors”) resigned from the Company’s board of directors and any respective committees of the board of directors to which they belonged. Also on March 22, 2016, the Prior Directors appointed David A. Cory and Nina Kjellson as a Class I directors whose terms expires at the Company’s 2016 annual meeting of stockholders, Edgar G. Engleman and Jeffrey S. Glenn as a Class II directors whose terms expires at the Company’s 2017 annual meeting of stockholders, and Thomas J. Dietz and Charles Bramlage as a Class III directors whose terms expires at the Company’s 2018 annual meeting of stockholders.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) In accordance with the Merger Agreement, on March 22, 2016, immediately prior to the effective time of the Merger, Gregg Alton, Graham Cooper, Peter Honig and Michael Narachi resigned from the Company’s board of directors and any respective committees of the board of directors on which they served, which resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

Also on March 22, 2016, immediately prior to the effective time of the Merger, Fredrik Wiklund, the Company’s President and Chief Executive Officer, Andrew Jackson, the Company’s Chief Financial Officer, and Elizabeth E. Reed, the Company’s Vice President and General Counsel resigned as officers of the Company.

(c) On March 22, 2016, following the effective time of the Merger, the Company’s board of directors appointed David Cory as the Company’s President and Chief Executive Officer, James H. Welch as the Company’s Chief Financial Officer and James P Shaffer as the Company’s Chief Business Officer. There are no family relationships among any of the Company’s directors and executive officers.

David Cory, 52, has been the President and Chief Executive Officer of Eiger since 2009. Prior to working at Eiger, Mr. Cory was Chief Executive Officer of DiObex from 2007 to 2008 and President and Chief Operating Officer at Prestwick Pharmaceuticals from 2004 to 2006. Mr. Cory was Co-Founder and Acting Chief Commercial Officer at CoTherix in 2003 and Senior Vice President of Sales and Marketing at InterMune from 2000 to 2003. Previously, Mr. Cory held positions of increasing responsibility in Commercial Operations at Glaxo, Glaxo Wellcome, and Glaxo Smith Kline. Mr. Cory earned a B.S. in Pharmacy from the University of Cincinnati, College of Pharmacy and an M.B.A. from the University of Maryland University College.

Eiger entered into an employment agreement with Mr. Cory in December 2008. The agreement is for an unspecified term and entitles Mr. Cory to an initial annual base salary of $320,000. Mr. Cory’s current annual base salary is $320,000. The agreement also provides that he will be eligible to receive a bonus of up to 30% of base salary based upon his performance and the attainment of company objectives. Pursuant to the terms of the agreement, Mr. Cory is subject to certain confidentiality obligations and is obligated to sign and comply with an agreement relating to proprietary information and inventions. Pursuant to the terms of his employment agreement, upon termination of his employment without cause or upon a change in control of Eiger that requires a move of the company over 60 miles or results in a substantial reduction in his responsibilities or compensation, Mr. Cory receives 12 months of base salary and COBRA coverage, as well as accelerated vesting of his equity awards.

James Welch, 58, has been the Chief Financial Officer of Eiger since August 2015. Mr. Welch has over 20 years of experience as Chief Financial Officer at both public and private companies including at Virobay Inc. from 2014 to 2015, at AcelRx Pharmaceuticals, Inc. from 2010 to 2014, at Cerimon Pharmaceuticals, Inc. from 2006 to 2010, at Rigel Pharmaceuticals, Inc. from 1999 to 2006, and at Biocircuits Corporation from 1992 to 1998. Mr. Welch graduated from Whitworth College with a B.A. in Business Administration and from Washington State University with an M.B.A. in Finance.

Eiger entered into an offer letter agreement with Mr. Welch in August 2015. The agreement is for an unspecified term and entitles Mr. Welch to an initial annual base salary of $325,000. The agreement also provides that Mr. Welch will be eligible to receive a bonus of up to 35% of base salary based upon his performance and the attainment of company objectives. Pursuant to the terms of the agreement, Mr. Welch is subject to certain confidentiality obligations and is obligated to sign and comply with an agreement relating to proprietary information and inventions. Pursuant to the terms of his offer letter agreement, after the first six months of Mr. Welch’s employment by Eiger, upon a change in control of Eiger that requires a move of the company over 50 miles or results in a substantial reduction in his responsibilities or compensation, Mr. Welch receives 12 months of base salary, six months of COBRA coverage and the unvested portion of his equity awards will immediately vest in full. After the first year of Mr. Welch’s employment by Eiger, upon termination of his employment without cause, Mr. Welch receives six months of base salary, six months of COBRA coverage and 50% of the unvested portion of his equity awards will become vested.

James Shaffer, 49, has been the Chief Business Officer of Eiger since September 2015, having previously served as a consultant to Eiger from August 2014 through September 2015. Prior to his time at Eiger, Mr. Shaffer was Vice President and Chief Commercial Officer at Halozyme Therapeutics from 2011 to 2014 and Executive Vice President and Chief Commercial Officer at Clinical Data Inc. from 2007 to 2011. Prior to those positions, Mr. Shaffer held a series of different sale and product related positions of increasing responsibility at multiple pharmaceutical companies. Mr. Shaffer earned a B.S. in Agriculture Economics and an M.B.A. from the Ohio State University.

Eiger entered into an offer letter agreement with Mr. Shaffer in September 2015. The agreement is for an unspecified term and entitles Mr. Shaffer to an initial annual base salary of $300,000. The agreement also provides that Mr. Shaffer will be eligible to receive a bonus of up to 35% of base salary based upon his performance and the attainment of company objectives. Pursuant to the terms of the agreement, Mr. Shaffer is subject to certain confidentiality obligations and is obligated to sign and comply with an agreement relating to proprietary information and inventions. Pursuant to the terms of his offer letter agreement, upon a change in control of Eiger that requires a move of the company over 50 miles or results in a substantial reduction in his responsibilities or compensation, Mr. Shaffer receives 12 months of base salary, six months of COBRA coverage and the unvested portion of his equity awards will immediately vest in full. After the first six months of Mr. Shaffer’s employment by Eiger, upon termination of his employment without cause, Mr. Shaffer receives six months of base salary and COBRA coverage, and 50% of the unvested portion of his equity awards will become vested.

Each of David Cory, James Welch and James Shaffer entered into the Company’s standard form of indemnification agreement with the Company on March 22, 2016 immediately following the Merger.

(d) The information set forth in Item 5.01 of this Current Report on Form 8-K with respect to the election of directors to the Company’s board of directors pursuant to and in accordance with the Merger Agreement is incorporated by reference into this Item 5.02(d).

On March 22, 2016, Jeffrey Glenn and Charles Bramlage were appointed to the audit committee of the Company’s board of directors, and Thomas Dietz was appointed as the chairman of the audit committee. On March 22, 2016, Thomas Dietz was also appointed to the compensation committee of the Company’s board of directors, and Charles Bramlage was appointed as the chairman of the compensation committee. In addition, on March 22, 2016, Ed Engleman was appointed to the nominating and corporate governance committee of the Company’s board of directors, and Nina Kjellson was appointed as the chairman of the nominating and corporate governance committee.

Ed Engleman was designated to the board of directors of Eiger by Vivo Ventures Fund VI, L.P (together with its affiliates, “Vivo”). Vivo holds more than 5% of the outstanding common stock of the Company. In November 2015, Eiger entered into a convertible note and warrant purchase agreement, or the Eiger Bridge Financing, in which Eiger issued (i) convertible promissory notes for an aggregate principal amount of $6.0 million and (ii) warrants exercisable for shares of Eiger’s equity securities at a purchase price of $0.01 per share. Vivo purchased an aggregate principal amount of $2.0 million in convertible promissory notes and warrants in the Eiger Bridge Financing. Immediately prior to the closing of the merger, Vivo purchased 4,666,044 shares of common stock of Eiger for a purchase price of $7.0 million, including the conversion of the convertible promissory notes, in the Eiger Financing. In March 2014, Vivo purchased an aggregate of 4,310,344 shares of Series A-1 Preferred Stock of Eiger for a purchase price of approximately $2.5 million, which shares of Series A-1 Preferred Stock of Eiger converted to common stock of Eiger prior to the closing of the Merger.

Nina Kjellson was designated to the board of directors of Eiger by InterWest Partners X, L.P. (together with its affiliates, “InterWest”). Interwest holds more than 5% of the outstanding common stock of the Company. In November 2015, InterWest purchased an aggregate principal amount of $2.0 million in convertible promissory notes and warrants in the Eiger Bridge Financing. Also in November 2015, InterWest purchased 4,666,044 shares of common stock of Eiger for a purchase price of $7.0 million, including the conversion of the convertible promissory notes, in the Eiger Financing. In March 2014, InterWest purchased an aggregate of 4,310,344 shares of Series A-1 Preferred Stock of Eiger for a purchase price of approximately $2.5 million, which shares of Series A-1 Preferred Stock of Eiger converted to common stock of Eiger prior to the closing of the Merger.

Each of Nina Kjellson, Edgar Engleman, Thomas Dietz, Jeffrey Glenn and Charles Bramlage entered into the Company’s standard form of indemnification agreement with the Company on March 22, 2016 immediately following the Merger.

While the Company currently expects to provide its non-employee directors with cash compensation consistent with its existing policy, the Company also currently expects to review its non-employee director cash and equity compensation policies and such policies may be subject to change.

(e) On March 22, 2016, pursuant to the Merger Agreement, the Company assumed the Eiger Plan. Please see the section of the Registration Statement entitled “Management Following the Merger – Employment Benefits Plan – Eiger 2009 Equity Incentive Plan” for information regarding the Eiger Plan, which such information is incorporated herein by reference.

Item 8.01. Other events.

On March 22, 2016, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The Company intends to file the financial statements of Eiger required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

Reference is made to the Exhibit Index included with this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eiger BioPharmaceuticals, Inc.

Dated: March 23, 2016

	By:	/s/ James Welch
James Welch
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of November 18, 2015, by and among Eiger BioPharmaceuticals, Inc., Celladon Corporation and Celladon Merger Sub (incorporated by reference from the Company Current Report on Form 8-K, Exhibit 2.1, filed with the SEC on November 19, 2015).

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation.

3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation.

99.1	Press release issued by Eiger BioPharmaceuticals, Inc. on March 22, 2016.